UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 23, 2001

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 5.

LabOne, Inc. (Nasdaq NMS: LABS) announced today that it will report second quarter financial results before the open of the market August 6, 2001.

LabOne will make available additional audio comments about the first quarter results from W. Thomas Grant II, chairman, president and CEO, John W. McCarty, executive vice president and CFO and Mike Asselta, executive vice president and COO on a dial-in conference line. To hear the conference call, dial 1-877-222-9794 at 10 a.m. Eastern, August 6. Following the call, the comments will be available on a dial-in basis at the same toll free number and as a download file from the company's web site at www.LabOne.com.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LabOne, Inc.

Date: July 23, 2001	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer

Date: July 23, 2001	By /s/ Kurt E. Gruenbacher Kurt E. Gruenbacher V.P. Finance, Chief Accounting Officer and Treasurer